UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2005

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

A press release was issued on May 26, 2005 announcing the declaration of a $0.13 per share quarterly dividend, payable June 24, 2005 to shareholders of record as of June 10, 2005, and also announcing a 225,000 share stock repurchase program authorizatiion.

Item 9.01. Financial Statements and Exhibits.

FIRST PACTRUST BANCORP, INC.

FOR RELEASE AT 2:00 P.M. P.D.T.
May 26, 2005

FIRST PACTRUST BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND AND STOCK REPURCHASE PROGRAM

CHULA VISTA, CALIFORNIA – May 26, 2005 – (NASDAQ – FPTB) – First PacTrust Bancorp, Inc., the holding company for Pacific Trust Bank, announced its intention today to repurchase up to 225,000 shares of its common stock, or approximately 4.95% of its outstanding shares, in the open market, in block trades or in privately negotiated transactions. These shares will be purchased from time to time over a twelve-month period depending upon market conditions. The repurchase program is effective immediately, and supplants a previous stock repurchase program in which a total of 212,400 shares were repurchased at an average price of $23.51 per share during the twelve month period ended May 17, 2005. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

The Company also announced today that its Board of Directors has declared a quarterly cash dividend of thirteen cents ($0.13) per share on its outstanding common stock. The dividend will be payable on June 24, 2005 to shareholders of record as of June 10, 2005.

Hans R. Ganz, President and Chief Executive Officer of the Company, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Company's common stock and the strong capital position of the Company's subsidiary, Pacific Trust Bank. Mr. Ganz stated: "We believe that the repurchase of our shares represents an attractive investment opportunity which will benefit the Company and our stockholders. And, this ninth consecutive increase to our quarterly dividend reflects our commitment to enhance shareholder value."

As of March 31, 2005, the Company had consolidated total assets of $700.3 million and stockholders' equity of $80.3 million, with 4,543,500 shares of common stock currently outstanding. The Company’s stock is traded on the Nasdaq Stock Market under the symbol "FPTB".

Contact:
Hans Ganz, President and CEO
Phone: (619) 691-1519, ext. 4000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

May 26, 2005	By:	James P. Sheehy

Name: James P. Sheehy
Title: Secretary & Treasurer